Exhibit 10.15

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of 8/17/2026, 2026 (the “Effective Date”), by and between AMERICAN INDUSTRIAL TECHNOLOGIES, INC., a Nevada corporation with its principal place of business at 7651 Southland Boulevard, Orlando, Florida 32809 (the “Lender”), and CLEAR RF LLC, a Washington limited liability company (the “Borrower”). The Lender and the Borrower are each a “Party” and together the “Parties.”

RECITALS

WHEREAS, the Borrower designs and supplies rugged push-to-talk mobile devices, including the models designated SD7 Ultra and SD9 (each, a “Device”);

WHEREAS, Q1 (as defined below), an affiliate of the Lender, purchases Devices from the Borrower for resale;

WHEREAS, the Borrower requires financing to procure the chipsets, memory and other components necessary to manufacture 4,000 units of the SD7 Ultra and 3,000 units of the SD9 (together, the “Financed Units”) for sale to Q1;

WHEREAS, the Lender is willing to advance to the Borrower the principal sum of Three Million and 00/100 Dollars ($3,000,000.00) upon the terms and conditions set forth in this Agreement, secured by the Collateral and supported by the Guarantees; and

WHEREAS, in consideration of the Lender extending the Loan, the Borrower has agreed to the reduced transfer prices set forth on Schedule 1 with respect to the Financed Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below. Terms defined elsewhere in this Agreement have the meanings there ascribed to them.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Bankruptcy Event” means any of the following: (a) the Borrower or any Guarantor commences a case or proceeding under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency, reorganization, arrangement, receivership, liquidation or similar law of any jurisdiction; (b) any such case or proceeding is commenced against the Borrower or any Guarantor and is not dismissed or stayed within thirty (30) days; (c) the Borrower or any Guarantor is adjudicated insolvent or bankrupt; (d) a receiver, interim receiver, monitor, trustee, liquidator or custodian is appointed for the Borrower or any Guarantor or for any substantial part of its property and is not discharged within thirty (30) days; (e) the Borrower or any Guarantor makes a general assignment or proposal for the benefit of creditors; or (f) the Borrower or any Guarantor admits in writing that it is generally unable to pay its debts as they become due.

“Business Day” means any day other than a Saturday, Sunday, or day on which commercial banks in Orlando, Florida are authorized or required by law to remain closed.

“Collateral” has the meaning given in Section 7(a).

“Components” means all chipsets, memory, semiconductors, printed circuit boards, batteries, housings, and other parts, materials, work-in-process and supplies acquired, ordered, or held by or for the Borrower for use in the manufacture of the Financed Units, wherever located and whether in the possession of the Borrower, a contract manufacturer, a freight forwarder, a bailee, or any other Person.

“Default Rate” means three percent (3.0%) per month, calculated in the manner set forth in Section 3(b), subject in all events to Section 15(j).

“Device Intellectual Property” means all Intellectual Property owned by or licensed to the Borrower that is used in, embodied in, necessary for, or otherwise related to the design, manufacture, certification, marketing, distribution, servicing or support of the Devices, together with all goodwill, licenses, royalties, income, damages, claims and proceeds associated therewith.

“Event of Default” has the meaning given in Section 12.

“Existing IP Lien” means the security interest in the Borrower’s Intellectual Property that is validly created, perfected and enforceable as of the Effective Date and is described on Schedule 3, and solely to the extent it secures indebtedness the outstanding principal amount of which does not exceed the amount stated on Schedule 3.

“Factoring Facility” means the factoring and line of credit provided by Rosenthal to the Borrower.

“Financed Units” means, collectively, 4,000 units of the SD7 Ultra and 3,000 units of the SD9, as further described on Schedule 1.

“Guarantees” means, collectively, the Corporate Guaranty of Siyata PTT, a Cayman Islands Exempted Company and the parent company of the Borrower (formerly named Siyata Mobile Inc.), and North America Inc., a corporation existing under the Canada Business Corporations Act, corporation number 978675-9 (formerly named Signifi Mobile Inc.), in the form of Exhibit B, “Guarantor” means each guarantor thereunder.

“Intellectual Property” means all patents and patent applications, trademarks, trade names, service marks and applications therefor, copyrights and applications therefor, industrial designs, trade secrets, know-how, technical information, designs, specifications, drawings, bills of material, firmware, software (in source and object code form), regulatory certifications and approvals, domain names, and all other intellectual and industrial property rights of any kind, in each case whether arising under the laws of Canada, the United States, or any other jurisdiction.

“Loan” means the loan in the principal amount of $3,000,000.00 advanced or to be advanced by the Lender to the Borrower under Section 2.

“Maturity Date” means the earliest to occur of (a) December 15, 2026; (b) the date on which the Loan is accelerated pursuant to Section 13; and (c) any earlier date on which the Loan is required to be repaid in full under this Agreement.

“Monthly Rate” means two and one-half percent (2.5%) per month.

“Note” means the Secured Promissory Note in the form of Exhibit A executed and delivered by the Borrower to the Lender evidencing the Loan.

“Obligations” means all present and future indebtedness, liabilities and obligations of the Borrower to the Lender of every kind arising under or in connection with this Agreement, the Note, and the other Transaction Documents, including principal, interest, fees, indemnities, costs of collection, and reasonable attorneys’ fees, whether direct or indirect, absolute or contingent, now existing or hereafter arising.

“Permitted Liens” means only the Existing IP Lien and those other liens and security interests listed on Schedule 3, and in each case solely to the extent (a) validly created, perfected and enforceable as of the Effective Date, and (b) attaching solely to the assets or classes of assets described on Schedule 3, provided that the Factoring Facility remains a Permitted Lien notwithstanding fluctuations in the amount outstanding thereunder and notwithstanding the sale or assignment to it of receivables arising after the Effective Date.

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“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company, trust, joint venture, governmental authority, or other entity.

“PPSA” means the Personal Property Security Act (Ontario) and any corresponding legislation of any other province or territory of Canada whose laws govern the perfection of a security interest in any part of the Collateral, and in the Province of Quebec, the Civil Code of Quebec.

“Q1” means Q1, LLC, a Florida limited liability company, and its successors and assigns.

“Reduced Transfer Price” means, with respect to each Financed Unit, the price set forth in the column so captioned on Schedule 1.

“Transaction Documents” means this Agreement, the Note, the Guarantees, all financing statements, PPSA registrations, hypothecs and intellectual property security agreements delivered in connection herewith, and each other agreement, certificate or instrument delivered in connection with any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of Florida, or in any other jurisdiction whose law governs the perfection of a security interest in any part of the Collateral.

2. The Loan.

(a) Advance. Subject to the satisfaction of each condition set forth in Section 6, the Lender shall advance to the Borrower the principal sum of $3,000,000.00 in a single advance by wire transfer of immediately available funds to the account designated by the Borrower in writing not more than two (2) Business Days of execution of this Agreement. The Loan is a term loan. Amounts repaid may not be reborrowed. If the Lender fails to make the advance within five (5) Business Days after the conditions set forth in Section 6 have been satisfied or waived, the Borrower may terminate this Agreement by written notice to the Lender, whereupon the security interests granted under the Transaction Documents terminate automatically, the Borrower’s obligation to sell at the Reduced Transfer Prices terminates, and the Lender shall within five (5) Business Days file and deliver all discharges, releases and terminations necessary to evidence that termination.

(b) Note. The Loan shall be evidenced by the Note. In the event of any conflict between this Agreement and the Note, this Agreement governs.

(c) Use of Proceeds. The Borrower shall use the entire proceeds of the Loan exclusively to purchase, and to pay suppliers and contract manufacturers for, the Components required to manufacture the Financed Units. The Borrower shall not use any portion of the proceeds for any other purpose, including to repay any other indebtedness, to fund operating expenses unrelated to the Financed Units, to make any distribution, or to manufacture any device other than a Financed Unit.

(d) No Commitment Beyond the Loan. The Lender has no obligation to extend any credit to the Borrower other than the Loan, and no course of dealing shall create any such obligation.

3. Interest.

(a) Rate. The outstanding principal balance of the Loan shall bear interest at the Monthly Rate. Interest shall accrue daily on the actual outstanding principal balance from and including the date of the advance to but excluding the date of repayment in full, and shall be calculated for each day at the rate of the Monthly Rate divided by thirty (30). Interest shall be payable monthly in arrears, in cash, in United States dollars, on the first (1st) Business Day of each calendar month, commencing with the first such day occurring after the date of the advance, and on the Maturity Date.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the overdue Obligations shall bear interest at the Default Rate, accruing daily and without compounding, from and after the date that is five (5) Business Days after written notice from the Lender to the Borrower of the Event of Default, in addition to and not in limitation of any other remedy.

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(c) Payments Free of Deduction. All payments by the Borrower under the Transaction Documents shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, deductions, charges or withholdings, other than taxes imposed on or measured by the net income or profits of the Lender, franchise or branch profits taxes imposed on the Lender, and any taxes attributable to the Lender’s failure to deliver any form, certification or documentation that would reduce or eliminate the applicable withholding. If the Borrower is required by law to make any such deduction or withholding, the sum payable shall be increased so that, after making all required deductions and withholdings, the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made, and the Borrower shall pay the full amount deducted to the relevant authority and deliver evidence of such payment to the Lender within thirty (30) days.

(d) No Set-Off by Borrower. All payments by the Borrower shall be made without set-off, counterclaim, deduction, abatement, or recoupment of any kind except that may set off against any amount then payable to the Lender any amount then due unpaid to the Borrower by any other Affiliate of the Lender in respect of any Financed Unit.

4. Repayment and Prepayment.

(a) Maturity. All Obligations, including all outstanding principal, accrued and unpaid interest, and all other amounts payable under the Transaction Documents, shall be due and payable in full in cash on the Maturity Date, without further notice or demand. The Borrower’s obligation to repay is absolute and does not depend upon payment to the Borrower by Q1 or any other Person.

(b) Voluntary Prepayment. The Borrower may prepay the Loan in whole or in part at any time without premium or penalty, together with interest accrued to the date of prepayment on the amount prepaid.

(c) Application of Payments. The Lender shall apply any payment received to the Obligations first to the then outstanding principal and the interest will accrue and be calculated and paid at Maturity, and following an Event of Default shall apply payments first to costs of collection and enforcement, then to accrued interest, then to principal.

(d) Currency. All amounts payable under the Transaction Documents are payable in United States dollars.

(e) Mandatory Prepayment. [Intentionally deleted]

5. Reduced Pricing. In consideration of the Lender extending the Loan, the Borrower shall sell the Financed Units at the Reduced Transfer Prices set forth on Schedule 1, reflecting a reduction from $555.00 to $535.00 per unit for the SD7 Ultra and from $2,020.00 to $1,975.00 per unit for the SD9. The Reduced Transfer Prices apply solely to the Financed Units and are exclusive of any early payment or expedited payment discount available to Q1.

6. Conditions Precedent to the Advance. The Lender has no obligation to make the advance until each of the following conditions has been satisfied in form and substance reasonably satisfactory to the Lender:

(a) this Agreement, the Note, the Guarantees, and each other Transaction Document has been duly executed and delivered; and

(b) the representations and warranties in Section 9 are true and correct in all material respects, and no Event of Default, or event that with notice or lapse of time would constitute an Event of Default, has occurred.

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(c) the Borrower has completed Schedule 2 and Schedule 3 in full, and the Lender has received searches of the UCC, PPSA, and other applicable lien registries against the Borrower and each corporate Guarantor, under each of their current and former names, in each jurisdiction the Lender considers relevant, disclosing no lien on any Collateral other than the Permitted Liens;

(d) all financing statements, PPSA registrations, and intellectual property security agreement recordations that the Lender considers necessary or desirable to perfect its security interests have been filed, or have been delivered to the Lender in form suitable for filing, and each notification required to establish purchase-money priority in the Components and the Financed Units has been given to each prior registered secured party;

(e) the Lender has received from the holder of the Existing IP Lien a written acknowledgment, estoppel or subordination, in form and substance satisfactory to the Lender, confirming the outstanding principal amount secured by the Existing IP Lien and the assets encumbered by it, and confirming that such holder will not extend the Existing IP Lien to any other asset or secure any additional indebtedness with it;

(f) the Lender has received a certificate of an authorized officer or manager of the Borrower and of each corporate Guarantor attaching its organizational documents and the resolutions or consents authorizing the Transaction Documents, certifying incumbency, and attaching a certificate of status or good standing from its jurisdiction of organization;

(g) the Lender has received certificates of insurance evidencing the coverage required by Section 10(d), together with a lender’s loss payable endorsement and an undertaking of each insurer to give the Lender not less than thirty (30) days’ prior written notice of cancellation or material modification;

7. Grant of Security Interest.

(a) Grant. As continuing security for the payment and performance of all Obligations, the Borrower hereby grants, assigns, mortgages, charges, hypothecates and pledges to the Lender a continuing security interest in and lien upon all of the Borrower’s present and future undertaking, property and assets, wherever located and whether now owned or hereafter acquired, and all proceeds thereof (collectively, the “Collateral”), including without limitation: (i) all Components; (ii) all Financed Units and all work-in-process relating to the Financed Units; (iii) all Device Intellectual Property and a second lien on all other Intellectual Property; (iv) all accounts, accounts receivable, book debts, contract rights and payment intangibles arising from the sale of the Financed Units, including all rights to payment from Q1 in respect of the Financed Units, but excluding in each case the Factored Receivables, in which no security interest is granted under this Agreement; (v) all deposit accounts, instruments, chattel paper, documents of title, investment property and money; (vi) all general intangibles, permits, licenses and regulatory certifications; (vii) all books, records and data relating to the foregoing; and (viii) all substitutions, replacements, accessions, additions, insurance proceeds and other proceeds of any of the foregoing.

(b) Priority. The security interest granted in Section 7(a) is a first-priority security interest in all Collateral, subject only to the Permitted Liens. With respect to the Borrower’s Intellectual Property, including the Device Intellectual Property, the security interest granted in Section 7(a) is a second-priority security interest, junior only to the Existing IP Lien and senior to all other liens and security interests of every kind. The Borrower shall not permit the Existing IP Lien to secure indebtedness in excess of the principal amount stated on Schedule 3, and shall not permit the Existing IP Lien to be extended to any asset other than the Intellectual Property described on Schedule 3.

(c) Purchase-Money Priority. The Parties intend that, to the maximum extent available under the PPSA, the UCC and any other applicable law, the Lender’s security interest in the Components and in the Financed Units constitute a purchase-money security interest, the proceeds of the Loan having been advanced and having been in fact used to enable the Borrower to acquire rights in the Components. The Borrower shall deliver all notices, and take all steps, required to obtain and preserve that priority, including delivering any notice to a prior registered secured party required by the PPSA before the Borrower obtains possession of the Components. The Borrower authorizes the Lender to prepare and give any such notification on the Borrower’s behalf, and no such action by the Lender relieves the Borrower of its obligations under this Section.

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(d) No Consignment; Segregation. The Borrower shall cause the Components and the Financed Units to be stored, identified and accounted for separately from other inventory and property, shall keep records sufficient to identify them at all times, and shall not deliver any of them on consignment or on any basis that would defeat, subordinate or impair the Lender’s security interest.

(e) Continuing Security. The security interest granted herein is a continuing security interest, remains in full force until the Obligations are paid in full in cash, and is not affected by any change in the name, jurisdiction, constitution or corporate structure of the Borrower. Upon payment in full in cash of the Obligations, the security interests granted under the Transaction Documents terminate automatically.

8. Perfection and Further Assurances.

(a) Authorization to File. The Borrower irrevocably authorizes the Lender to file, at any time and without further authorization, such financing statements, PPSA financing statements, hypothecs, registrations, notices and amendments, in any jurisdiction the Lender deems appropriate, describing the Collateral in the manner reasonably necessary to perfect the security interests granted herein, provided that no such filing shall describe the collateral more broadly than the Collateral described in Section 7(a), and to make such registrations and recordations against the Borrower and each corporate Guarantor under its current name and any former name, including Siyata Mobile Inc. and Signifi Mobile Inc.

(b) Intellectual Property Recordation. The Borrower shall execute and deliver, concurrently with this Agreement, a short-form intellectual property security agreement in recordable form for filing with the Canadian Intellectual Property Office and the United States Patent and Trademark Office in respect of the Device Intellectual Property, and shall execute any additional instrument required to record the Lender’s interest in any Intellectual Property acquired after the Effective Date within thirty (30) days of acquisition.

(c) Control and Access. The Borrower shall use commercially reasonable efforts to obtain, within thirty (30) days after the Effective Date (or, for any Person that first holds any Components or Financed Units after the Effective Date, before any Collateral is delivered to that Person), from each contract manufacturer, warehouse, freight forwarder, bailee and processor holding Components or Financed Units an acknowledgment of the Lender’s security interest, a waiver of any lien in favor of that Person, and an agreement to permit the Lender access to and removal of the Collateral following an Event of Default.

(d) Further Assurances. The Borrower shall promptly execute and deliver all further instruments and take all further action that the Lender may reasonably request to create, perfect, preserve, protect or enforce the security interests granted herein or to enable the Lender to exercise its rights and remedies.

(e) Power of Attorney. The Borrower irrevocably appoints the Lender as its attorney-in-fact, coupled with an interest, to execute and file, in the Borrower’s name, any document described in this Section 8 that the Borrower fails to execute within ten (10) days after written request, such appointment to be exercisable only while that failure continues and solely with respect to that document.

9. Representations and Warranties. The Borrower represents and warrants to the Lender, as of the Effective Date and as of the date of the advance, that:

(a) Organization. The Borrower is a limited liability company validly existing under the laws of the State of Washington, is in good standing, and has the power and authority to own its property and carry on its business as now conducted.

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(b) Names and Location. The Borrower’s exact legal name is “Clear RF LLC.” Its jurisdiction of formation, chief executive office and notice address are as stated on Schedule 2.

(c) Authority. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action, and each Transaction Document constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

(d) No Conflict. The execution, delivery and performance of the Transaction Documents, and the grant of the security interests herein do not and will not (i) violate the Borrower’s certificate of formation or limited liability company agreement, (ii) violate any applicable law, (iii) result in a material breach of, or constitute a material default under, any agreement to which the Borrower is a party, or (iv) require any consent that has not been obtained.

(e) Title and Liens. The Borrower has good title to the Collateral, free of all liens other than the Permitted Liens. Schedule 3 is a complete and accurate list of every lien, security interest, hypothec, charge, factoring arrangement and encumbrance on any Collateral, of the assets encumbered by each, and of the outstanding principal amount secured by each.

(f) Intellectual Property. The Borrower owns or has the right to use all Intellectual Property necessary to manufacture and sell the Devices, and to the Borrower’s knowledge the Devices do not infringe the Intellectual Property of any third party. Other than the Existing IP Lien, no lien or security interest encumbers any Device Intellectual Property.

(g) Capacity. The Borrower has the capacity and the supply arrangements necessary to manufacture and deliver the Financed Units.

(h) Financial Condition; Solvency. All financial information furnished to the Lender is accurate in all material respects. The Borrower is not insolvent, is able to pay its debts as they become due, and will not be rendered insolvent by the transactions contemplated herein.

(i) No Litigation. There is no action, suit, proceeding or investigation pending or, to the Borrower’s knowledge, threatened against the Borrower that would reasonably be expected to have a material adverse effect on the Borrower, the Collateral, or the Borrower’s ability to perform.

(j) Taxes. The Borrower has filed all required tax returns and paid all taxes due, other than taxes being contested in good faith and adequately reserved against.

(k) Full Disclosure. No representation, warranty or written statement furnished by the Borrower to the Lender contains any untrue statement of material fact or omits a material fact necessary to make the statements made not misleading.

10. Affirmative Covenants. Until the Obligations are paid in full in cash, the Borrower shall:

(a) manufacture and deliver the Financed Units and, upon the Lender’s reasonable request, inform the Lender of production and delivery status;

(b) deliver to the Lender (i) within twenty (20) days after the end of each calendar month, a report of the production and delivery status of the Financed Units, an inventory report of Components and Financed Units by location, and an aging of all accounts owing from Q1, and (ii) such other information regarding the Collateral and the Borrower’s financial condition as the Lender may reasonably request;

(c) give the Lender written notice within two (2) Business Days after the Borrower becomes aware of (i) any Event of Default, (ii) any default under any other indebtedness of the Borrower, (iii) any lien asserted against any Collateral, or (iv) any material adverse change in the Borrower’s business, operations or financial condition;

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(d) maintain the Collateral in good condition, keep it insured with financially sound insurers against loss and casualty in amounts not less than replacement cost, and name the Lender as loss payee and additional insured;

(e) permit the Lender and its representatives, upon reasonable notice and during business hours, to inspect the Collateral, the Borrower’s books and records, and any facility where Components or Financed Units are located, and to make copies and abstracts;

(f) pay when due all taxes and all amounts owing to any Person whose claim could ripen into a lien on the Collateral, and maintain its corporate existence and all permits and certifications necessary to manufacture and sell the Devices; and

(g) give the Lender not less than fifteen (15) days’ prior written notice, or such shorter period as is practicable in the circumstances, of any change in its legal name, jurisdiction of incorporation, corporate structure, chief executive office, or the location of any material Collateral, and take all action necessary to maintain the perfection and priority of the Lender’s security interest in connection with any such change.

11. Negative Covenants. Until the Obligations are paid in full in cash, the Borrower shall not, without the Lender’s prior written consent:

(a) create, incur or permit to exist any lien, security interest, hypothec or encumbrance on any Collateral, other than the Permitted Liens, or permit any Permitted Lien to be extended to any class of asset not described on Schedule 3, provided that this paragraph does not restrict fluctuations in the amount outstanding under, or the sale or assignment of receivables arising after the Effective Date to, the Factoring Facility;

(b) sell, assign, transfer, license, abandon, allow to lapse, or otherwise dispose of any Collateral, except (i) sales of Financed Units in the ordinary course to Q1 or as Q1 may direct, sales of inventory other than Financed Units in the ordinary course of business, and dispositions of obsolete, worn-out or surplus equipment, and (ii) non-exclusive licenses of Intellectual Property granted in the ordinary course that do not impair the value of the Device Intellectual Property;

(c) divert, reallocate, or apply any Component acquired with Loan proceeds to the manufacture of any device other than a Financed Unit, or cancel or reduce any purchase order for Components;

(d) incur any indebtedness for borrowed money other than the Obligations and indebtedness secured by the Permitted Liens, including amounts outstanding from time to time under the Factoring Facility;

(e) declare or pay any dividend or distribution, redeem or repurchase any equity, or make any payment, loan or advance to any Affiliate, officer, director or shareholder, other than (i) salaries and benefits at rates consistent with past practice, (ii) distributions to its members in an amount not exceeding the members’ tax liability attributable to the taxable income of the Borrower, and (iii) payments to Affiliates for goods or services on arm’s-length terms in the ordinary course of business;

(f) enter into any merger, amalgamation, consolidation, continuance into another jurisdiction, plan of arrangement, or sale of all or substantially all of its assets, or permit any change of control;

(g) change its fiscal year or any material accounting policy, or make any material change in the nature of its business.

12. Events of Default. Each of the following is an “Event of Default”:

(a) the Borrower fails to pay any principal, interest or other amount within five (5) Business Days after it is due;

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(b) the Borrower breaches any covenant in Section 2(c), Section 7, Section 8, or Section 11, which breach, if capable of cure, constitutes an Event of Default only if not cured within five (5) Business Days after written notice from the Lender;

(c) the Borrower breaches any other covenant or obligation under any Transaction Document and does not cure it within thirty (30) days after written notice;

(d) any representation or warranty made by the Borrower or any Guarantor in any Transaction Document proves to have been incorrect in any material respect when made;

(e) the Borrower or any Guarantor defaults under any other indebtedness in excess of $500,000, or any such indebtedness is accelerated, or any holder of a Permitted Lien commences enforcement against any Collateral;

(f) any Guarantee ceases to be in full force, or any Guarantor repudiates or purports to revoke its obligations;

(g) any Bankruptcy Event occurs, or a receiver or similar officer is appointed over any material part of the Collateral;

(h) any judgment in excess of $250,000 is rendered against the Borrower and is not satisfied, stayed or bonded within thirty (30) days;

(i) the Lender’s security interest in any material portion of the Collateral ceases to be valid, perfected, or of the priority required by Section 7(b), for any reason other than an act or omission of the Lender, including any failure by the Lender to make or renew any required filing or registration; or

(j) a change of control of the Borrower occurs, or the Borrower ceases to carry on its business.

13. Remedies.

(a) Acceleration. Upon the occurrence of an Event of Default, the Lender may declare all Obligations immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower waives. Upon any Bankruptcy Event, all Obligations become immediately due and payable automatically without any declaration.

(b) Secured Party Remedies. The Lender may exercise all rights and remedies of a secured party under the PPSA, the UCC and any other applicable law, including the right to take possession of the Collateral, to enter any premises where Collateral is located, to require the Borrower to assemble the Collateral and make it available to the Lender, to appoint a receiver or receiver-manager, and to sell, lease, license or otherwise dispose of the Collateral at public or private sale, in bulk or in parcels, with or without notice except as required by law.

(c) Collection of Receivables. The Lender may notify Q1 and any other account debtor of its security interest in the Collateral, direct that payments in respect of the Collateral be made to the Lender, and endorse and collect any instrument payable to the Borrower in respect of the Collateral, in each case excluding the Factored Receivables and subject to the prior rights of the provider of the Factoring Facility. The Lender shall not settle or compromise any account without the Borrower’s prior written consent.

(d) Intellectual Property License. For the purpose of enabling the Lender to exercise its remedies, the Borrower grants the Lender a non-exclusive, royalty-free license, exercisable only during the continuance of an Event of Default, to use, license and sublicense the Device Intellectual Property and to use the Borrower’s technical documentation, tooling, firmware, certifications and supplier arrangements solely in connection with the completion of manufacture, and the marketing and disposition, of the Components and Financed Units. That license is subject to the terms of any third-party license under which the Borrower holds the relevant Intellectual Property and to the Borrower’s confidentiality obligations, and terminates automatically upon the earlier of the cure or waiver of the applicable Event of Default and the payment in full in cash of the Obligations.

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(e) Cumulative Remedies. All rights and remedies are cumulative and may be exercised singly, concurrently or successively, and the exercise of one does not preclude the exercise of any other. No delay or omission by the Lender operates as a waiver.

(f) Costs. The Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with the enforcement or preservation of its rights under the Transaction Documents, including reasonable attorneys’ fees at trial and on appeal, receivership costs, search and filing fees, and costs of taking possession, storing, insuring, completing and disposing of Collateral.

14. Guarantees. Concurrently with the execution of this Agreement, the Borrower shall cause to be executed and delivered to the Lender the Corporate Guaranty in the form of Exhibit B, executed by Siyata PTT and Siyata North America Inc., unconditionally guaranteeing the Obligations and granting to the Lender the security interests described therein. Each Guarantee is a continuing guarantee of payment and not merely of collection, is independent of the Obligations, and survives any release, amendment, or impairment of the Collateral.

15. Miscellaneous.

(a) Governing Law. This Agreement is governed by the laws of the State of New York, without regard to conflict-of-laws principles, except that the perfection, effect of perfection or non-perfection, and priority of the security interests granted herein may be governed by the laws of another jurisdiction where mandatorily applicable. The Parties agree that this Agreement is subject to Section 5-1401 of the New York General Obligations Law.

(b) Venue. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, City and State of New York for any action arising out of or relating to the Transaction Documents, and waives any objection based on venue or forum non conveniens.

(c) Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS.

(d) Notices. All notices shall be in writing and delivered by hand, by nationally recognized overnight courier, or by email with confirmation of transmission, to the addresses set forth on Schedule 2, and are effective on receipt.

(e) Assignment. The Lender may assign, participate, pledge or transfer all or any part of its rights and obligations under the Transaction Documents, and may collaterally assign the Note and its rights hereunder, upon prior written notice to the Borrower and, so long as no Event of Default has occurred and is continuing, with the Borrower’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) if the proposed assignee is a competitor of the Borrower or of any of its Affiliates, and the Borrower shall, upon request, acknowledge any such assignment and make payment as directed by the Lender. The Borrower may not assign any right or obligation without the Lender’s prior written consent, and any purported assignment without such consent is void.

(f) Indemnity. The Borrower shall indemnify and hold harmless the Lender and its officers, directors, employees, agents and Affiliates from all third-party claims, losses, liabilities, damages, costs and expenses arising out of the Transaction Documents, the Collateral, the manufacture or sale of the Devices, or any breach by the Borrower, except to the extent resulting from the indemnified Person’s negligence, willful misconduct, or breach of any Transaction Document. In no event shall the Borrower be liable under this Section for indirect, consequential, special, punitive or exemplary damages or for lost profits. In no event shall the indemnity hereunder be greater than the Principal Amount then outstanding plus any accrued interest thereon.

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(g) Entire Agreement; Amendment. The Transaction Documents constitute the entire agreement of the Parties with respect to their subject matter and supersede all prior negotiations, term sheets, correspondence and understandings. No amendment or waiver is effective unless in writing and signed by the Party against whom it is asserted, and no waiver of, or consent to any departure from, any provision of any Transaction Document is effective unless in writing and signed by the Lender.

(h) Severability. If any provision is held invalid or unenforceable, the remainder of this Agreement remains in full force, and the invalid provision shall be reformed to the minimum extent necessary to make it enforceable.

(i) Counterparts. This Agreement may be executed in counterparts, including by electronic signature, each of which is an original and all of which together constitute one instrument.

(j) Maximum Lawful Rate. Notwithstanding anything to the contrary, no amount charged or collected hereunder shall exceed the maximum rate permitted by applicable law, including section 347 of the Criminal Code (Canada) and any other applicable usury law. If any amount charged or received exceeds that maximum, the excess shall be deemed a payment of principal, or if the Obligations have been paid in full, refunded to the Borrower.

(k) Survival. The representations, warranties, indemnities and payment obligations of the Borrower survive the repayment of the Loan and the termination of this Agreement.

[Signature page follows.]

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[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the Parties have executed this Loan and Security Agreement as of the Effective Date.

AMERICAN INDUSTRIAL TECHNOLOGIES, INC.

By:	/s/ John Chiorando
Name:	John Chiorando
Title:	Chief Executive Officer

CLEAR RF LLC

By:	/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	Chief Executive Officer

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SCHEDULE 1

Financed Units and Reduced Transfer Prices

Model	Units	Current Price	Reduced Transfer Price
SD7 Ultra	4,000	$555.00	$535.00
SD9	3,000	$2,020.00	$1,975.00

The Reduced Transfer Prices apply solely to the Financed Units identified above and are exclusive of any early payment or expedited payment discount.

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SCHEDULE 2

Borrower Information and Notices

Exact Legal Name: Clear RF LLC

Jurisdiction of Formation: State of Washington, USA (UBI No. 602-958-433)

Corporate Guarantor:Siyata PTT North America Inc. (CBCA No. 978675-9; formerly Signifi Mobile Inc.)

Chief Executive Office: Marc Seelenfreund

Notice Address (Borrower): 1110 Brickell Ave, Suite 505, Miami, Fl, 33131

Notice Email (Borrower): marc@siyata.net

Notice Address (Lender): American Industrial Technologies, Inc., 7651 Southland Blvd., Orlando, Florida 32809, Attn: Chief Executive Officer, with a copy to the General Counsel

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SCHEDULE 3

Permitted Liens and the Existing IP Lien

The Borrower shall complete the following for every existing lien, security interest, hypothec, charge or factoring arrangement on any Collateral. Any lien not listed below is not a Permitted Lien. The lien identified below as encumbering Intellectual Property constitutes the Existing IP Lien, and the Lender’s security interest in Intellectual Property is second in priority only to that lien. Any factoring or receivables purchase facility identified below constitutes the “Factoring Facility”, the accounts and receivables sold, assigned or subject to a lien thereunder from time to time (whether arising before or after the Effective Date) are the “Factored Receivables”, and no security interest is granted under the Agreement in any Factored Receivable.

Secured Party	Registration / File No. and Jurisdiction	Debtor Name on Registration	Assets Encumbered	Outstanding Principal
N/A	N/A	N/A	N/A	$ 0
N/A	N/A	N/A	N/A	$ 0
N/A	N/A	N/A	N/A	$ 0

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EXHIBIT A

SECURED PROMISSORY NOTE

Principal Amount: $3,000,000.00	Date: 8/17/2026, 2026

Interest Rate: 2.5% per month	Maturity Date: December 15, 2026

FOR VALUE RECEIVED, the undersigned CLEAR RF LLC, a Washington limited liability company (the “Borrower”), hereby promises to pay to the order of AMERICAN INDUSTRIAL TECHNOLOGIES, INC., a Nevada corporation, or its registered assigns (the “Lender”), the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00), together with interest thereon, upon the terms set forth below.

This Secured Promissory Note (this “Note”) is issued pursuant to the Loan and Security Agreement of even date between the Borrower and the Lender (the “Loan Agreement”) and is secured by the collateral described therein. Capitalized terms used and not defined herein have the meanings ascribed to them in the Loan Agreement. In the event of any conflict between this Note and the Loan Agreement, the Loan Agreement governs.

Section 1. Purpose. The proceeds of this Note are advanced for the sole purpose of purchasing the chipsets, memory and other components required to manufacture 4,000 units of the SD7 Ultra and 3,000 units of the SD9.

Section 2. Interest.

a. Rate. Interest shall accrue upon the outstanding principal at the rate of 2.5% per month. Interest shall accrue daily upon the principal actually outstanding, calculated for each day at 2.5% divided by thirty, and shall be payable monthly in cash on the first business day of each calendar month and on the Maturity Date.

b. Default Interest. While an Event of Default continues, interest shall accrue upon the overdue amounts at the rate of 3% per month, without compounding, from and after the date that is five (5) Business Days after written notice from the Lender to the Borrower of the Event of Default.

Section 3. Payments.

a. Maturity. All remaining principal, accrued interest and other amounts owing hereunder shall be due and payable in full in cash on the Maturity Date. The Borrower’s obligation to pay is absolute and does not depend upon payment to the Borrower by Q1 or any other Person.

b. Manner of Payment. Payments shall be made in United States dollars in immediately available funds to the account designated by the Lender, without set-off, counterclaim, deduction or withholding of any kind. The Borrower may prepay at any time without premium or penalty.

c. Application of Payments. The Lender may apply any payment in such order as it determines, and following an Event of Default shall apply payments first to enforcement costs, then to interest, then to principal.

Section 4. Security. This Note is secured by a security interest in all of the Borrower’s present and after-acquired personal property, other than the Factored Receivables, including the components purchased with the proceeds hereof, the Financed Units, all rights to payment from Q1 in respect thereof (subject to the prior rights of the provider of the Factoring Facility), and the intellectual property relating to the SD7 Ultra and SD9, as well as a second lien on all other intellectual property. That security interest is first in priority as to all collateral and second in priority only as to intellectual property, junior solely to the Existing IP Lien identified in the Loan Agreement. This Note is further supported by a corporate guaranty.

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Section 5. Events of Default and Remedies.

a. Events of Default. The occurrence of any Event of Default under the Loan Agreement constitutes an Event of Default hereunder.

b. Acceleration. Upon an Event of Default the Lender may declare all amounts owing hereunder immediately due and payable, and upon any bankruptcy or insolvency of the Borrower such amounts shall become due automatically without declaration. The Lender may thereupon exercise every right available under the Loan Agreement, the Guaranties and applicable law.

Section 6. Waivers. The Borrower waives presentment, demand for payment, notice of dishonor, protest, notice of protest, notice of acceleration and notice of intent to accelerate. No delay by the Lender in exercising any right operates as a waiver thereof, and no partial exercise precludes any further exercise.

Section 7. Costs of Collection. The Borrower shall pay on demand all costs incurred by the Lender in collecting or enforcing this Note, including reasonable attorneys’ fees at trial and on appeal.

Section 8. Assignment. The Lender may assign, pledge or transfer this Note in whole or in part without the consent of the Borrower, and the Borrower shall pay as the Lender directs. The Borrower may not assign this Note or any obligation hereunder.

Section 9. Governing Law and Venue. This Note is governed by the laws of the State of New York. The Borrower submits to the exclusive jurisdiction of the state and federal courts located in Orange County, Florida. THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO THIS NOTE. The Guarantor submits to the exclusive jurisdiction of the state and federal courts located in Orange County, Florida and waives any objection to venue or forum.

Section 10. Maximum Rate. No amount charged hereunder shall exceed the maximum rate permitted by applicable law, including section 347 of the Criminal Code (Canada) and any other applicable usury law. Any excess shall be applied to principal or, if this Note has been paid in full, refunded to the Borrower.

CLEAR RF LLC

By:	/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	Chief Executive Officer

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EXHIBIT B

CORPORATE GUARANTY

THIS CORPORATE GUARANTY (this “Guaranty”) is made as of 8/17/2026, 2026 by SIYATA PTT, and parent of SIYATA NORTH AMERICA INC., a corporation existing under the Canada Business Corporations Act, corporation number 978675-9 (formerly named Signifi Mobile Inc.) (the “Guarantor”), in favor of AMERICAN INDUSTRIAL TECHNOLOGIES, INC., a Nevada corporation (the “Lender”).

The Lender is advancing $3,000,000 to Clear RF LLC (the “Borrower”) pursuant to a Loan and Security Agreement of even date to fund the components required to manufacture 4,000 SD7 Ultra units and 3,000 SD9 units. The Lender would not advance the loan without this Guaranty, and each Guarantor derives direct and indirect benefit therefrom. Capitalized terms used and not defined herein have the meanings ascribed to them in the Loan and Security Agreement.

Section 1. Guaranty. Each Guarantor unconditionally and irrevocably guarantees the full and punctual payment and performance of all Obligations of the Borrower under the Transaction Documents when due, whether at maturity, by acceleration or otherwise, including principal, interest at the rates provided in the Note, and all costs of collection and reasonable attorneys’ fees. Where more than one Guarantor executes this Guaranty their liability is joint and several.

Section 2. Guaranty of Payment. This is a guaranty of payment and not of collection. Upon an Event of Default the Lender may demand payment from any Guarantor without first proceeding against the Borrower, any other guarantor or any collateral, and without joining any other person in any action.

Section 3. Continuing and Absolute Obligation. This Guaranty is continuing, irrevocable and absolute. It is not affected by, and each Guarantor consents in advance to, any amendment, extension, renewal, increase or restructuring of the Obligations, any release or substitution of collateral or of any other guarantor, any failure to perfect or maintain a security interest, any election of remedies, or any other act or omission that might otherwise discharge a surety.

Section 4. Waivers. Each Guarantor waives presentment, demand, protest, notice of acceptance, notice of default, notice of acceleration, notice of any amendment to the Transaction Documents, and every defense arising from suretyship, impairment of collateral, marshaling of assets, or the incapacity, dissolution or bankruptcy of the Borrower.

Section 5. Subordination. Every claim of a Guarantor against the Borrower, whether by subrogation, contribution, reimbursement or indemnity, is subordinated to the Obligations and may not be enforced until the Lender has been paid in full. Any amount received by a Guarantor in contravention hereof is held in trust for the Lender and paid over upon demand.

Section 6. Reinstatement. If any payment upon the Obligations is rescinded or must be returned upon the insolvency or reorganization of the Borrower or any Guarantor, this Guaranty is reinstated as though such payment had never been made.

Section 7. Security. As continuing security for the payment and performance of its obligations under this Guaranty, each Guarantor grants to the Lender a continuing security interest in all of such Guarantor’s present and after-acquired personal property, including all Intellectual Property used in or related to the Devices, all Components and Financed Units in which such Guarantor has rights, and all accounts and rights to payment in respect of the Financed Units, together with all proceeds thereof. With respect to Intellectual Property, such security interest is second in priority only to the Existing IP Lien (as defined in the Loan and Security Agreement). Each Guarantor authorizes the Lender to file all financing statements, PPSA registrations and intellectual property recordations necessary to perfect such security interest, in any jurisdiction, under such Guarantor’s current and former names, including Siyata Mobile Inc. and Signifi Mobile Inc.

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Until the Obligations are paid in full in cash, no Guarantor shall, without the Lender’s prior written consent, (a) create, incur or permit to exist any lien, security interest, hypothec or encumbrance on any of its assets, other than the Existing IP Lien and liens existing on the date hereof and disclosed to the Lender in writing before the date hereof, or (b) sell, assign, transfer, exclusively license or otherwise dispose of any Intellectual Property used in or related to the Devices or any other material asset, other than sales of inventory in the ordinary course of business

Section 8. Representations. Each Guarantor is validly existing, has full power and authority to execute this Guaranty, has taken all corporate action necessary, and the execution hereof contravenes no law or agreement binding upon it. Each Guarantor has made its own investigation of the Borrower’s condition and does not rely upon the Lender for information concerning it.

Section 9. Costs. Each Guarantor shall pay on demand all costs incurred by the Lender in enforcing this Guaranty, including reasonable attorneys’ fees at trial and on appeal.

Section 10. Governing Law and Venue. This Guaranty is governed by the laws of the State of New York. Each Guarantor submits to the exclusive jurisdiction of the state and federal courts located in Orange County, Florida and WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO

THIS GUARANTY. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert an amount due hereunder into a currency other than United States dollars, each Guarantor shall indemnify the Lender against any shortfall between the amount received upon conversion and the amount due in United States dollars, and this indemnity constitutes a separate and independent obligation.

GUARANTOR:

SIYATA PTT
a Cayman Islands Exempt Company

By:	/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	CEO

SIYATA NORTH AMERICA INC. (formerly Signifi Mobile Inc.)
a Canadian corporation

By:	/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	CEO

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